Exhibit 10.2

C&J INTERNATIONAL MIDDLE EAST FZCO

PHANTOM EQUITY PLAN

PARTICIPATION AGREEMENT

            , 2013

[Participant Name]

[Address]

[City, State Zip]

Re:	Participation in the C&J International Middle East FZCO Phantom Equity Arrangement

Dear                     :

You have been selected by the Board of Directors (the “Board”) of C&J Energy Services Inc. (the “Parent”) to receive a phantom unit award (the “Award”) in consideration of and appreciation for your continued services and contribution to the Company, to C&J International Middle East FZCO, a free zone company in the Jebel Ali Free Zone (the “Company”) or any subsidiary of the Parent or the Company.

The Award is being granted to you pursuant to the C&J International Middle East FZCO Phantom Equity Arrangement (the “Arrangement”), a sub-plan of the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “Plan”). A copy of the Arrangement and the Plan is being furnished to you concurrently with this Participation Agreement (the “Agreement”) and shall be deemed a part of this Agreement as if fully set forth herein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Arrangement.

The number of Phantom Units subject to this Award shall be             . Payment of your Award is subject to the satisfaction of the vesting conditions set forth in Section 5.1 of the Arrangement. [In addition, because you are deemed to be a Covered Employee, your Award has been designed as a Performance Award and is subject to the following additional performance-based vesting conditions: [to come, as applicable.]] Following the satisfaction of the vesting conditions, your Award will become payable in accordance with Section 6 of the Arrangement. In the event that you experience a termination of employment prior to the settlement of your Award, however, please see Section 5.3 of the Arrangement for a discussion of events that could result in either a potential acceleration of vesting or a forfeiture of your Award.

By executing this Agreement, you indicate that you have read, understand, and agree to the terms of the Plan. Please execute and return a copy of this Agreement to the Parent prior to [            , 20    ], to indicate your acceptance of the terms and conditions of the Plan. The Parent will not make payment to you of the Award unless the Parent has received a signed copy of this Agreement.

The Parent is very pleased to be able to offer this Award to you and truly appreciates your dedication and commitment to the Parent and its affiliates. We are excited about the future and look forward to your success.

C&J ENERGY SERVICES, INC.

By:
Name:
Title:

ACCEPTED:

[Participant]

[Date]

2